                                                                    EXHIBIT 23.3

             [RYDER SCOTT COMPANY PETROLEUM CONSULTANTS LETTERHEAD]

                      CONSENT OF RYDER SCOTT COMPANY, L.P.

         As independent oil and gas consultants, we hereby consent to the incorporation by reference of our report letter dated February 8, 2001, our audit letter dated January 29, 2002 and our audit letter dated November 25, 2002 (collectively, the "Reserve Letters"), each addressed to Westport Resources Corporation ("Westport"), in Westport's Registration Statement on Form S-3 registering the resale of 3,125,000 shares of common stock by certain selling stockholders (the "Registration Statement"), to all references to our firm included in the Registration Statement and to the reference to our firm as experts in the Registration Statement.

RYDER SCOTT COMPANY, L.P.

/s/ RYDER SCOTT COMPANY, L.P.
Denver, Colorado
December 31, 2002